SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549



FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2003

SCOTT'S LIQUID GOLD-INC.
(Exact name of Registrant as specified in its charter)

         Colorado          001-13458           84-0920811
(State or other        (Commission File    (I.R.S. Employer
 jurisdiction of        Number)             Identification No.)
incorporation)

4880 Havana Street, Denver, CO                  80239
(Address of principal executive offices)        (Zip Code)
Registrant's telephone number:   (303) 373-4860



Total pages: 6
Exhibit index at: 3



Item 7. 	Financial Statements and Exhibits.

(c)	Exhibits. 	The following exhibit accompanies this Report:

Exhibit No.		Document
      99		Press Release dated March 8, 2004
                  concerning results of operations.

Item 12.	Results of Operations and Financial Condition.

On March 8, 2004, Scott's Liquid Gold-Inc. announced in a press release its operating results for the fourth quarter of 2003 and for the twelve months ended December 31, 2003. The press release is attached as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


SCOTT'S LIQUID GOLD-INC.
(Registrant)


Date: March 8, 2004			/s/ Jeffry B. Johnson
                                    By: Jeffry B. Johnson
                                    Chief Financial Officer
                                     and Treasurer


EXHIBIT INDEX

Exhibit
Number            Document
  99              Press Release dated March 8, 2004 concerning
                   results of operations.

								EXHIBIT 99
For Immediate Release

SCOTT'S LIQUID GOLD-INC.
ANNOUNCES FY2003 OPERATING RESULTS

DENVER, Colorado (March 8, 2004) -Scott's Liquid Gold-Inc.
(OTC BB: "SLGD"), which develops, manufactures and markets household and skin care products, today announced its operating results for the year 2003.

For the twelve months ended December 31, 2003, the Company reported a net loss of ($189,600), or ($0.02) per share, on net sales of approximately $24.5 million. These results compared with a net income of approximately $1.6 million, or $0.15 per share, on net sales of approximately $25.0 million, in the previous year. Net income of $742,100 or $0.07 per share, was recorded in the fourth quarter of 2003, versus prior year fourth quarter net income of $1,143,500, or $0.11 per share. Net sales approximated $7.1 million in the quarter ended December 31, 2003, compared with net sales of approximately $8.0 million in the year-earlier period.

"While we are reporting net income for the fourth quarter, this is tempered by the fact that we had a net loss for the year," commented Mark E. Goldstein, Chairman and Chief Executive Officer of Scott's Liquid Gold-Inc. "During 2003 our distribution and sale of the Montagne Jeunesse line of products continued to grow while our household chemical products and other skin care products, other than the Montagne Jeunesse products, declined in sales over 2002. Our decrease in net income for 2003 was the result of three factors (1) the increase in advertising of both our household chemical products and Alpha Hydrox skin care products which did not result in increased sales of the products over 2002, (2) other income in 2002 from the settlement of a lawsuit, and (3) an income tax refund in 2002. In addition, we will be advertising during the first quarter of 2004 our household products, and to a limited degree a few cosmetic products. Because of this expense as well as other factors we will expect a loss for the first quarter of 2004."

Scott's Liquid Gold-Inc. develops, manufactures and markets high quality household and consumer products, including Scott's Liquid Gold wood cleaners/preservatives, Touch of Scent air fresheners, Alpha Hydrox skin care products, and Neoteric Diabetic Skin Care products. Scott's Liquid Gold-Inc. also distributes skin care and other sachets of Montagne Jeunesse. The Company is headquartered in Denver, Colorado, and its common stock trades on the OTC Bulletin Board under the symbol "SLGD".

Additional information on Scott's Liquid Gold-Inc. and its products can be accessed on the World Wide Web: www.scottsliquidgold.com, www.alphahydrox.com, www.touchofscent.com, and www.neotericdiabetic.com.

This press release may contain "forward-looking" statements within the meaning of U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the Company's performance inherently involve risks and uncertainties that could cause actual results to differ from such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace; acceptance in the marketplace of the Company's new product lines; competitive factors; continuation of the Company's distributorship agreement with Montagne Jeunesse; the need for effective advertising of the Company's products; limited resources available for such advertising; new product introductions by others; technological changes; dependence upon third-party vendors and upon sales to major customers; changes in the regulation of the Company's products, including applicable environmental regulations; the loss of any executive officer; and other risks discussed in this release and in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For further information, please contact:
Jeffry B. Johnson at (303) 373-4860

SCOTT'S LIQUID GOLD-INC.
and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

                          Quarter Ended                Year ended
                           December 31,                December 31,
                     ------------------------    ------------------------
                         2003         2002           2003         2002
                     -----------  -----------    -----------  -----------
Net sales            $ 7,103,400  $ 8,046,200    $24,470,700  $24,959,000

Operating costs
 and expenses:
     Cost of sales     3,645,000    4,337,100     12,868,500   13,354,800
     Advertising         172,100      396,100      1,843,800    1,200,300
     Selling           1,741,200    1,393,000      6,151,500    5,594,500
     General and
      administrative     766,400      724,800      3,641,500    4,105,000
                     -----------  -----------    -----------  -----------
                       6,324,700    6,851,000     24,505,300   24,254,600
                     -----------  -----------    -----------  -----------

Income (loss) from
 operations              778,700    1,195,200        (34,600)     704,400
Interest income           11,700       11,200         58,300       54,000
Interest expense          48,300      (60,000)      (213,300)    (261,100)
Other income                -            -              -         594,600
                     -----------  -----------    -----------  -----------
                         742,100    1,146,400       (189,600)   1,091,900
                     -----------  -----------    -----------  -----------

Income tax
 expense (benefit)          -           2,900           -        (480,100)
                     -----------  -----------    -----------  -----------

Net income (loss)    $   742,100  $ 1,143,500    $  (189,600) $ 1,572,000
                     ===========  ===========    ===========  ===========

Net income (loss) per
 common share:
     Basic           $      0.07  $      0.11    $     (0.02) $      0.15
                     ===========  ===========    ===========  ===========

     Diluted         $      0.07  $      0.11    $     (0.02) $      0.15
                     ===========  ===========    ===========  ===========

Weighted average shares
 outstanding:
     Basic            10,343,500   10,153,100     10,209,200   10,153,100
                     ===========  ===========     ==========   ==========
     Diluted          10,427,500   10,153,100     10,209,200   10,153,100